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                                                                  EXHIBIT (3)(f)

                       PANHANDLE EASTERN PIPE LINE COMPANY

                                     BYLAWS


ARTICLE I:  LOCATION OF OFFICES

        Section 1 - Registered Office: The registered office of Panhandle Eastern Pipe Line Company ("the Company") shall be at such place in the City of Wilmington, County of New Castle, Delaware, or elsewhere in the State of Delaware, as the Board of Directors may from time to time designate.

        Section 2 - Other Offices: The Company may have and maintain other offices within or without the State of Delaware.

ARTICLE II:  CORPORATE SEAL

        Section 1 - Corporate Seal: The Company shall have a corporate seal bearing the name of the Company. The form of the corporate seal may be altered by the Board of Directors.

ARTICLE III:  FISCAL YEAR

        Section 1 - Fiscal Year: The fiscal year of the Company shall begin with the first day of January and end with the thirty-first day of December of each year.

ARTICLE IV:  SHAREHOLDERS' MEETINGS

        Section 1 - Annual Meetings: An annual meeting of the shareholders for election of Directors and for such other business as may come before the meeting shall be held at the registered office of the Company or at such other place within or without the State of Delaware, at 10:00 A.M., Eastern Standard Time, or at such other time on the first Wednesday in June of each year or upon such other date as the Board of Directors may designate, but in no event shall such date be more than ninety (90) days after the first Wednesday in June of each year.

        Section 2 - Special Meetings: Special meetings of the shareholders may be called by the Board of Directors, by the Chairman of the Board, or by the President. Such meetings shall be held at the registered office of the Company or at such other place within or without the State of Delaware as the Board of Directors may designate.

        Section 3 - Notices: Except as otherwise provided by law, written notice of any meeting of the shareholders shall be given, either personally or by mail to each shareholder of record entitled to vote at such meeting, not less than ten (10) days nor more than sixty (60) days prior to the date of the meeting, at their last known address as the same appears on the stock records of the Company. Written notice shall be considered given when deposited, with postage thereon prepaid, in a post office or official depository under the control of the United States postal service. Such notice shall specify the time and place of holding the meeting, the purpose or purposes for which such meeting is called, and the record date fixed for the determination of shareholders entitled to notice of and to vote at such meeting. The Board of Directors shall fix a record date for determining shareholders entitled to notice of and to vote at a meeting of shareholders, which record date shall not be more than sixty


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        (60) days nor less than ten (10) days before the date of the meeting.
        Such record date shall apply to any adjournment of the meeting unless the Board of Directors shall fix a new record date for purposes of the adjourned meeting.

        No notice of an adjourned meeting shall be necessary if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken. At the adjourned meeting only such business may be transacted as might have been transacted at the original meeting. If, after an adjournment, the Board of Directors shall fix a new record date for the adjourned meeting, a notice of the adjourned meeting shall be mailed, in conformity with the provisions of the first paragraph of this Section 3, to each shareholder of record on the new record date entitled to vote at the adjourned meeting.

        Section 4 - Quorum: Except as otherwise provided by law or by the Articles of Incorporation of the Company, the holders of the shares of stock of the Company entitled to cast a majority of the votes at a meeting shall constitute a quorum for the transaction of business at the meeting, but a lesser number may convene any meeting and by a majority vote of the shares present at the meeting, may adjourn the same from time to time until a quorum shall be present.

        Section 5 - Voting: Shareholders may vote at all meetings in person or by proxy in writing, but all proxies shall be filed with the Secretary of the meeting before being voted upon.

        Subject to the provisions of the Articles of Incorporation of the Company, at all meetings of the shareholders of the Company, each holder of Common Stock shall be entitled on all questions to one vote for each share of stock held by such holder, and a majority of the votes cast by the holders of shares entitled to vote thereon shall be sufficient for the adoption of any question presented, unless otherwise provided by law or by the Articles of Incorporation of the Company.

        Section 6 - Participation by Communications Equipment: Shareholders may participate in a meeting of shareholders by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other. Participation in a meeting by such means shall constitute presence in person at the meeting.

        Section 7 - Action Without Meeting: Any action required or permitted under law to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if all the shareholders entitled to vote thereon consent thereto in writing.

ARTICLE V:  DIRECTORS

        Section 1 - Number: The Board of Directors of the Company shall consist of one (1) member, or as many members as shall be fixed from time to time by resolution of the Board of Directors.

        Section 2 - Election: The Directors shall be elected annually at the annual meeting of the shareholders or at any adjournment thereof.

        Section 3 - Term of Office: Subject to the provisions of the Articles of Incorporation of the Company and unless otherwise provided by law, the Directors shall hold office from the date of their election until the next succeeding annual meeting and until their successors are elected and shall qualify.

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        Section 4 - Vacancies: Any vacancy or vacancies in the Board of
        Directors arising from any cause may be filled by the affirmative vote of a majority of the Directors then in office although less than a quorum. An increase in the number of members shall be construed as creating a vacancy.

        Section 5 - Fees: Except as otherwise provided by law, the Board of Directors, by affirmative vote of a majority of Directors then in office, may establish reasonable compensation for Directors for services to the Company as Directors, and may from time to time review and adjust such compensation in an amount the Board may deem reasonable.

ARTICLE VI:  DIRECTORS' MEETINGS

        Section 1 - Organization Meeting: As soon as possible after their election, the Board of Directors shall meet and organize and may also transact other business.

        Section 2 - Other Meetings: Meetings of the Board of Directors may be held at any time upon call of the Secretary or an Assistant Secretary made at the direction of the Chairman of the Board, the President or two Directors.

        Section 3 - Place of Meeting: All meetings of Directors shall be held at such place within or without the State of Delaware as may be designated in the call therefor.

        Section 4 - Notice: A reasonable notice of all meetings, in writing or otherwise, shall be given to each Director or sent to the Director's residence or place of business; provided, however, that no notice shall be required for an organization meeting if held on the same day as the shareholders' meeting at which the Directors were elected.

               No notice of the holding of an adjourned meeting shall be necessary.

               Notice of all meetings shall specify the time and place of holding the meeting and unless otherwise stated any and all business may be transacted at any such meeting.

               Notice of the time, place and purpose of any meeting may be waived in writing either before or after the holding thereof.

        Section 5 - Quorum: At all meetings of the Board of Directors a majority of the Board then in office shall constitute a quorum but a majority of the Directors present may convene and adjourn any such meeting from time to time until a quorum shall be present.

        Section 6 - Voting: All questions coming before any meeting of the Board of Directors for action shall be decided by a majority vote of the Directors present at such meeting, unless otherwise provided by law, the Articles of Incorporation of the Company or by these Bylaws.

        Section 7 - Participation by Communications Equipment: A Director or a member of a Committee designated by the Board of Directors may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting by such means shall constitute presence in person at the meeting.

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        Section 8 - Action Without Meeting: Any action required or permitted to be taken pursuant to authorization voted at a meeting of the Board of Directors or a Committee thereof, may be taken without a meeting if, before or after the action, all members of the Board or of the Committee consent thereto in writing. The written consents shall be filed with the minutes of the proceedings of the Board or Committee, and the consents shall have the same effect as a vote of the Board or Committee for all purposes.

ARTICLE VII:  EXECUTIVE AND OTHER COMMITTEES

        Section 1 - Number and Qualifications: By resolution passed by a majority of the whole Board, the Board of Directors may from time to time designate one or more of their number to constitute an Executive or any other Committee of the Board, as the Board of Directors may from time to time determine to be desirable, and may fix the number of and designate the Chairman of each such Committee. Except as otherwise provided by law, the powers of each such Committee shall be as defined in the resolution or resolutions of the Board of Directors relating to the authorizations of such Committee, and may include, if such resolution or resolutions so provide, the power and authority to declare a dividend or to authorize issuance of shares of stock of the Company.

        Section 2 - Appointment: The appointment of members of each such Committee, or other action respecting any Committee, may take place at any meeting of the Directors.

        Section 3 - Term of Office: The members of each Committee shall hold office at the pleasure of the Board of Directors.

        Section 4 - Vacancies: Any vacancy or vacancies in any such Committee arising from any cause shall be filled by resolution passed by a majority of the whole Board of Directors. By like vote the Board may designate one or more Directors to serve as alternate members of a Committee, who may replace an absent or disqualified member at a meeting of a Committee; provided, however, in the absence or disqualification of a member of a Committee, the members of the Committee present at a meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act in the place of the absent or disqualified member.

        Section 5 - Fees: Except as otherwise provided by law, the Board of Directors, by affirmative vote of a majority of Directors then in office, may establish reasonable compensation of Directors for services to the Company on Committees of the Board, and may from time to time review and adjust such compensation in an amount the Board may deem reasonable.

        Section 6 - Minutes: Except as provided in Section 2 of Article IX hereof or as otherwise determined by the Board of Directors, each such Committee shall make a written report or recommendation following its meetings or keep minutes of all its meetings.

        Section 7 - Quorum: At all meetings of any duly authorized Committee of the Board of Directors, a majority of the members of such Committee shall constitute a quorum but a majority of the members present may convene and adjourn any such meeting from time to time until a quorum shall be present; provided, that with respect to any Committee of the Board other than the Executive Committee, if the membership of such Committee is four (4) or less, then two (2) members of such Committee shall constitute a quorum and one member may convene and adjourn any such meeting from time to time until a quorum shall be present.

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ARTICLE VIII:  OFFICERS

        Section 1 - Election: The officers shall be chosen by the Board of Directors. The Company shall have a President, a Secretary and a Treasurer, and such other officers as the Board of Directors may from time to time determine, who shall have respectively such duties and authority as may be provided by these Bylaws or as may be provided by resolution of the Board of Directors not inconsistent herewith. Any two
        (2) or more of such offices may be held by the same person but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law, by the Articles of Incorporation of the Company or by these Bylaws to be executed, acknowledged or verified by two (2) or more officers.

        Section 2 - Qualifications: The Chairman of the Board and a Vice Chairman, if any, shall be chosen from among the Board of Directors, but the other officers need not be members of the Board.

        Section 3 - Vacancies: Any vacancy or vacancies among the officers arising from any cause shall be filled by the Board of Directors. In case of the absence of any officer of the Company or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may delegate, for the time being, the powers or duties, or any of them, of any officer to any other officer or to any Director.

        Section 4 - Term of Office: Each officer of the Company shall hold office until a successor is chosen and qualified, or until the officer's resignation or removal. Any officer appointed by the Board of Directors may be removed at any time by the Board with or without cause.

        Section 5 - Compensation: The compensation of the officers shall be fixed by the Board of Directors.

ARTICLE IX:  AGENTS

        Section 1 - Resident Agent: The Company shall have and continuously maintain a resident agent, which may be either an individual resident in the State of Delaware whose business office is identical with the Company's registered office or a Delaware corporation or a foreign corporation authorized to transact business in Delaware and having a business office identical with the Company's registered office. The Board of Directors shall appoint the resident agent.

        Section 2 - Other Agents: The Board of Directors may appoint such other agents as may in their judgement be necessary for the proper conduct of the business of the Company.

ARTICLE X:  POWERS AND DUTIES

        Section 1 - Directors: The business and affairs of the Company shall be managed by the Board of Directors which shall have and exercise all of the powers and authority of the Company except as otherwise provided by law, by the Articles of Incorporation of the Company or by these Bylaws.

        Section 2 - Executive Committee: In the interim between meetings of the Board of Directors, the Executive Committee shall have and exercise all the powers and authority of the Board of Directors except as otherwise provided by law. The Executive Committee shall meet from time to time on the call of the Chairman of the Board, the President, or the Chairman of the Committee. The Secretary shall keep minutes in sufficient detail to advise fully the Board of Directors of the actions taken by

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        the Committee and shall submit copies of such minutes to the Board of
        Directors for its approval or other action at its next meeting.

        Section 3 - Chairman of the Board: The Chairman of the Board shall be subject to the supervision of the Board of Directors and of the Executive Committee; shall have general charge of the business and affairs of the Company; shall preside at all meetings of Directors and shareholders; shall perform and do all acts and things incident to the position of Chairman of the Board; and shall perform such other duties as may be assigned from time to time by the Board of Directors or the Executive Committee.

               Unless otherwise provided by the Board or the Executive Committee, the Chairman of the Board shall have full power and authority on behalf of the Company to execute any shareholders' consents and to attend and act and to vote in person or by proxy at any meetings of shareholders of any corporation in which the Company may own stock and at any such meeting shall possess and may exercise any and all the rights and powers incident to the ownership of such stock and which, as the owner thereof, the Company might have possessed and exercised if present. If the Chairman of the Board shall not exercise such powers, or in the absence or inability to act of the Chairman, the President may exercise such powers. In the absence or inability to act of the President, a Vice Chairman, if any, may exercise such powers. The Board of Directors or Executive Committee by resolution from time to time may confer like powers upon any other person or persons.

        Section 4 - President: The President shall be the chief executive officer and chief operating officer of the Company. The President shall perform and do all acts and things incident to such positions; and shall perform such other duties as may be assigned from time to time by the Board of Directors, the Executive Committee or the Chairman of the Board. In the absence of the Chairman of the Board and a Vice Chairman, the President shall preside at meetings of Directors. In the absence of the Chairman of the Board, the President shall preside at meetings of shareholders.

        Section 5 - Vice Chairman: A Vice Chairman, if any, shall perform such of the duties of the Chairman of the Board or the President on behalf of the Company as may be respectively assigned from time to time by the Board of Directors, the Executive Committee, the Chairman of the Board or the President. In the absence of the Chairman of the Board, the Vice Chairman shall preside at meetings of Directors. In the absence of the Chairman of the Board and the President, the Vice Chairman shall preside at meetings of shareholders.

        Section 6 - Vice Presidents: Vice Presidents, if any, shall perform such of the duties of the Chairman of the Board, the President or the Vice Chairman, if any, on behalf of the Company as may be respectively assigned from time to time by the Board of Directors, the Executive Committee, the Chairman of the Board, the President or a Vice Chairman, if any. The Board of Directors or Executive Committee may designate one or more of the Vice Presidents as Executive Vice President or Senior Vice President.

        Section 7 - Controller: Subject to the control of the Board of Directors, the Executive Committee, the Chairman of the Board, the President, a Vice Chairman, if any, and the Vice President having general charge of accounting, the Controller, shall have charge of the supervision of the accounting system of the Company, including the preparation and filing of all tax returns and financial reports required by law to be made to any and all public authorities and officials. The Controller shall perform such other duties as may be assigned, from time to time, by the Board of Directors, the Executive Committee, the Chairman of the Board, the President, a Vice Chairman, if any, or the Vice President having general charge of accounting.

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        Section 8 - Treasurer: It shall be the duty of the Treasurer to have the care and custody of all the funds and securities, including the investment thereof, of the Company which may come into the Treasurer's hands, and to endorse checks, drafts and other instruments for the payment of money for deposit or collection when necessary or proper and to deposit the same to the credit of the Company in such bank or banks or depository as the Treasurer may designate; endorse all commercial documents requiring endorsements for or on behalf of the Company; sign all receipts and vouchers for the payments made to the Company; render an account of transactions to the Board of Directors or the Executive Committee as often as the Board or the Committee shall require; and perform all acts incident to the position of Treasurer, subject to the control of the Board of Directors, the Executive Committee, the Chairman of the Board, the President or a Vice Chairman, if any.

        Section 9 - Secretary: The Secretary shall act as custodian of and keep the minutes of all meetings of the Board of Directors, of the Executive Committee, of the shareholders and of any Committees of the Board of Directors which keep formal minutes; attend to the giving and serving of all notices of the Company; and prepare or cause to be prepared the list of shareholders required to be produced at any meeting. The Secretary shall have charge of the stock records of the Company and such other books and papers as the Board of Directors, the Executive Committee, the Chairman of the Board, the President or a Vice Chairman, if any, may direct, and in general, perform all the duties of Secretary, subject to the control of the Board of Directors, the Executive Committee, the Chairman of the Board, the President or a Vice Chairman, if any.

        Section 10 - General Counsel: The General Counsel, if any, shall have charge of all matters of a legal nature involving the Company.

        Section 11 - Assistant Controllers, Assistant Secretaries and Assistant
        Treasurers: An Assistant Controller, an Assistant Secretary or an Assistant Treasurer, if any, shall, in the absence or inability to act or at the request of the Controller, Secretary or Treasurer, respectively, perform the duties of the Controller or Secretary or Treasurer, respectively, and shall perform such other duties as may from time to time be assigned by the Board of Directors, the Executive Committee, the Chairman of the Board, the President or a Vice Chairman, if any. The performance of any such duty shall be conclusive evidence of their right to act.

        Section 12 - Principal Financial Officer and Principal Accounting
        Officer: The Board of Directors or the Executive Committee may from time to time designate officers of the Company to be the Principal Financial Officer and the Principal Accounting Officer of the Company.


ARTICLE XI:  STOCK

        Section 1 - Stock Certificates: The shares of stock of the Company shall be represented by certificates which shall be numbered and shall be entered on the stock records of the Company and registered as they are issued. Each certificate shall state on its face that the Company is formed under the laws of Delaware, the name of the person or persons to whom issued, the number and class of shares and the designation of the series the certificate represents; and shall be signed by the Chairman of the Board, a Vice Chairman, if any, the President or a Vice President and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary. When such certificates are countersigned by a transfer agent or registered by a registrar, the signatures of any such Chairman of the Board, Vice Chairman, President, Vice President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary may be facsimiles. In the case any officer, who shall have signed or whose

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        facsimile signature shall have been placed on any such certificate, shall cease to be such officer of the Company before such certificate shall have been issued by the Company, such certificate may nevertheless be issued by the Company with the same effect as if the person, who signed such certificate or whose facsimile signature shall have been placed thereon, were such officer of the Company at the date of issue.

               Each certificate shall set forth on its face or back or state that the Company will furnish to a shareholder upon request and without charge a full statement of the designations, relative rights, preferences and limitations of the shares of stock of each class authorized to be issued and of each series so far as the same have been prescribed and the authority of the Board of Directors to designate and prescribe the relative rights, preferences and limitations of other series.

        Section 2 - Stock Records: The shares of stock of the Company shall be transferable on the stock records of the Company in person or by proxy duly authorized and upon surrender and cancellation of the old certificates therefor.

               The Board of Directors may fix a date preceding the date fixed for any meeting of the shareholders or any dividend payment date or the date for the allotment of rights or the date when any change, conversion or exchange of stock shall go into effect or the date for any other action, as the record date for the determination of the shareholders entitled to notice of and to vote at such meeting or to receive payment of such dividend or to receive such allotment of rights or to exercise such rights in respect of any such change, conversion or exchange of stock or to take such other action, as the case may be, notwithstanding any transfer of shares on the records of the Company or otherwise after any such record date fixed as aforesaid. The record date so fixed by the Board shall not be more than sixty (60) nor less than ten (10) days before the date of the meeting of the shareholders, nor more than sixty
        (60) days before any other action. If the Board of Directors does not fix a date of record, as aforesaid, the record date shall be as provided by law.

        Section 3 - Stock: The designations, relative rights, preferences, limitations and voting powers, or restrictions, or qualifications of the shares of the Company's stock shall be as set forth in the Articles of Incorporation of the Company.

        Section 4 - Replacing Certificates: In case of the alleged loss, theft or destruction of any certificate of shares of stock and the submission of proper proof thereof, a new certificate may be issued in lieu thereof upon delivery to the Company by the owner or their legal representative of a bond of indemnity against any claim that may be made against the Company on account of such alleged lost, stolen or destroyed certificate or such issuance of a new certificate.

ARTICLE XII:  DIVIDENDS AND DISTRIBUTIONS

        Section 1 - Declaration and Payment: Subject to the provisions of applicable law and the Articles of Incorporation of the Company, the Board of Directors may from time to time declare and pay dividends, or make other distributions, on its outstanding shares of stock.

ARTICLE XIII:  AUTHORIZED SIGNATURES

        Section 1 - Authorized Signatures: All checks, drafts and other negotiable instruments issued by the Company shall be made in the name of the Company and shall be signed manually or signed by

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        facsimile signature by such one of the officers of the Company or such other person as the President or Treasurer may from time to time designate.

        Section 2 - Contracts, Conveyances, etc.: The Board of Directors shall have the power to designate the officers and agents who shall have authority to execute any instrument on behalf of the Company. When the execution of any contract, conveyance or other instrument has been authorized without specification of the executing officers, the President or any Vice President may execute the same in the name of and on behalf of the Company.

ARTICLE XIV:  INSURANCE

        Section 1 - Insurance: The Company may purchase and maintain liability insurance, to the full extent permitted by law, on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity.

ARTICLE XV:  AMENDMENTS OF BYLAWS

        Section 1 - Amendments, How Effected: These Bylaws may be amended or repealed, or new Bylaws may be adopted, either by the majority vote of the votes cast by the shareholders entitled to vote thereon or by the majority vote of the Directors then in office at any meeting of the Directors.



March 29, 1999


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